UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CytoDyn Inc.

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CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

July 22, 2015

Dear Shareholder:

You are cordially invited to attend an annual meeting of shareholders of CytoDyn Inc. (the “Company”) to be held at 1:00 p.m., Eastern Time, on Thursday, August 27, 2015, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York 10020.

Matters to be presented for action at the meeting include the election of directors, a proposal to reincorporate the Company in Delaware, a proposal to authorize our board of directors to effect a reverse stock split at its discretion, as further described in the enclosed proxy statement, ratification of the selection of our auditors, and an advisory vote on our executive compensation. We will also act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are excited about the future of our company, and we look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy, or submit your proxy by telephone or Internet as instructed on the enclosed proxy card. If you are a shareholder of record and attend the meeting in person, you may revoke your proxy and vote at the meeting if you wish.

Sincerely,

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Banks and Brokers Call: (973) 873-7721

CYTODYN INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AUGUST 27, 2015

You are invited to attend the annual meeting of shareholders (the “Annual Meeting”) of CytoDyn Inc., a Colorado corporation (the “Company”), to be held at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York 10020, on Thursday, August 27, 2015, at 1:00 p.m., Eastern Time.

Only shareholders of record at the close of business on July 9, 2015, will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

The Annual Meeting is being held to consider and vote on the following matters:

1.	Election of seven directors;

2.	Approval of a proposal to reincorporate the Company in Delaware;

3.	Approval of a reverse stock split at a ratio of any whole number between one-for-two and one-for-eight, as determined by our board of directors, at any time before August 27, 2016, if and as determined by our board of directors;.

4.	Ratification of the selection of Warren Averett, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016;

5.	A non-binding advisory vote to approve our executive compensation; and

6.	The transaction of any other business as may properly come before the Annual Meeting or any postponements or adjustments thereof.

Please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. If you are a shareholder of record and attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

By Order of the Board of Directors

Michael D. Mulholland

Chief Financial Officer, Treasurer, and

    Corporate Secretary

Vancouver, Washington

July 22, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON AUGUST 27, 2015:

The proxy statement for the 2015 annual meeting of shareholders and 2015 annual report to shareholders are available at www.cytodyn.com.

CYTODYN INC.

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Colorado corporation (“CytoDyn” or the “Company”), to be voted at the annual meeting of shareholders to be held on August 27, 2015 (the “Annual Meeting”), and any postponements or adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to shareholders on approximately July 22, 2015.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of [$7,000], plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

Voting. You may submit a proxy to have your shares of our Common Stock voted at the Annual Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. When a proxy is returned properly, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will be voted FOR the election of all nominees for director, as well as FOR Proposals 2, 3, 4 and 5. If a shareholder of record attends the Annual Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares. Banks and brokers acting as nominees are not permitted to vote proxies for the election of directors or the other proposals to be acted on at the Annual Meeting, except ratification of the auditors, without express voting instructions from the beneficial owner of the shares. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the matter being considered and has not received instructions from the beneficial owner. Banks and brokers acting as nominees are not permitted to vote proxies for any proposal to be acted on at the Annual Meeting without express voting instructions from the beneficial owner of the shares. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee.

If you have additional questions, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Banks and Brokers Call: (973) 873-7721

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later-dated proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy.

OUTSTANDING VOTING SECURITIES AND QUORUM

Shareholders of record as of the close of business on July 9, 2015, are entitled to one vote at the Annual Meeting for each share of Common Stock of the Company (“Common Stock”) then held by each shareholder. As of that date, the Company had [            ] shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes, if any, will be considered present for purposes of determining the presence of a quorum.

VOTES REQUIRED

Pursuant to the Colorado Revised Statutes and the Company’s Bylaws, the seven nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Pursuant to the Colorado Revised Statutes, Proposal 2 must be approved by a majority of all the votes entitled to be cast on the Proposal and Proposals 3, 4 and 5 will be approved if a quorum exists and the votes cast favoring the Proposal exceed the votes cast opposing the Proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document along with the exhibits attached hereto to understand the proposals fully.

•	Time and Place of Annual Meeting (See cover page, Notice of Annual Meeting of Shareholders): Thursday, August 27, 2015 at 1:00 p.m., Eastern Time, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York 10020.

•	Record Date (See page 2): You can vote at the Annual Meeting if you owned Common Stock of CytoDyn Inc. at the close of business on July 9, 2015.

•	Proposals to be Voted on (See Notice of Annual Meeting of Shareholders): Matters to be presented for action at the meeting include the election of directors, a proposal to reincorporate the Company in Delaware, a proposal to authorize our board of directors to effect a reverse stock split at its discretion, as further described in this proxy statement, ratification of the selection of our auditors, and a non-binding advisory vote to approve our executive compensation as described in this proxy statement.

•	Our Reasons for the Reincorporation Proposal (See page 20): The primary reason for the reincorporation from Colorado to Delaware is to obtain the benefits of Delaware’s comprehensive, widely used and extensively interpreted corporation law.

•	Our Name in Connection with the Reincorporation: Our name will not change in connection with the reincorporation; we will continue to be named “CytoDyn Inc.” To distinguish between the Company as incorporated in Colorado and the Company as incorporated in Delaware, we sometimes refer in this document to the Company after the reincorporation as “CytoDyn Delaware.”

•

Effect of Approving the Reincorporation Proposal (See page 21 - 31): If the reincorporation proposal is approved, the reincorporation merger will be consummated and CytoDyn Inc. will be incorporated in Delaware. The reincorporation will not change our name, headquarters, business, management, employees, assets, liabilities or net worth. Our current directors and officers will become the directors and officers of CytoDyn Delaware upon effectiveness of the reincorporation. In connection with the reincorporation, the Delaware Charter (as defined below) will govern our company. The Delaware charter authorizes 200,000,000 shares of Common Stock to be issued. In addition, the current Board of Directors of CytoDyn Delaware and the Company, as the sole stockholder of CytoDyn Delaware, have approved a reverse stock split of CytoDyn Delaware with the same possible ratios as the reverse stock split described in Proposal 3 with respect to the Colorado corporation. Accordingly, the Board of Directors of CytoDyn Delaware will have the flexibility to effectuate such a reverse stock split after the reincorporation merger and prior to August 27, 2016 if the Board believes such a reverse stock split would be in the best interests of CytoDyn Delaware and its stockholders. The Board’s determination as to whether a reverse stock split of the outstanding shares of CytoDyn Delaware will be effectuated and, if so, at what ratio, will be based on the same factors as those described in Proposal 3. None of our subsidiaries will be changing their respective states or jurisdictions of incorporation in connection with the reincorporation proposal.

•	Effect of Not Approving the Reincorporation Proposal (See page 20): If the reincorporation proposal fails to obtain the vote required for approval, the reincorporation merger will not be consummated and CytoDyn Inc. will continue to operate as a corporation incorporated in Colorado.

•	What You Will Receive in the Reincorporation Merger (See page 21): You will not need to exchange your existing stock certificates for stock certificates of CytoDyn Delaware. Each of your shares of the Company, which we refer to as Colorado Common Stock, automatically will be converted into one share of Common Stock of CytoDyn Delaware, and each of the shares of Series B Convertible Preferred Stock automatically will be converted into one share of Series B Convertible Preferred Stock of CytoDyn Delaware.

•	Effect of the Reincorporation on the Trading of Your Shares of Colorado Common Stock (See page 21): At the effective time of the reincorporation merger, your shares of Colorado Common Stock will become an equivalent number of shares of Common Stock of CytoDyn Delaware and will continue to be listed for trading on the Over the Counter U.S. Exchange.

•	Our Reasons For The Reverse Stock Split (See page 32): The Board believes that it is in the best interests of the Company and its shareholders to approve a reverse stock split of the Company’s outstanding Common Stock. If the proposal to reincorporate in Delaware is approved, then the Board may not need to act on this proposal.

•	Other Proposals: At the Annual Meeting you will also be asked to consider proposals to elect directors, ratify the selection of our auditors and approve, on an advisory basis, our executive compensation.

•	Recommendation of the Board of Directors of the Company (See pages 6, 31, 35, 36 and 37): The Board recommends that you vote FOR the election of all nominees for director, as well as FOR Proposals 2, 3, 4 and 5.

•	Vote Required (See page 6): Pursuant to the Colorado Revised Statutes and the Company’s Bylaws, the seven nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Pursuant to the Colorado Revised Statutes, Proposal 2 must be approved by a majority of all the votes entitled to be cast on the Proposal and Proposals 3, 4 and 5 will be approved if a quorum exists and the votes cast favoring the Proposal exceed the votes cast opposing the Proposal.

•	How to Vote Your Shares (See page 1): Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card, as soon as possible, so that your shares may be represented at the Annual Meeting. In order to assure that your vote is obtained, please submit your proxy even if you currently plan to attend the Annual Meeting in person.

•	How to Revoke Your Proxy (See page 2): You may revoke your proxy either by delivering to the Secretary of CytoDyn Inc. a signed notice of revocation or a later dated and properly executed proxy, or by attending the meeting and voting in person.

•

Dissenters’ Rights (See pages 31 and 32): The holders of the Company’s Common Stock as well as the holders of the Company’s Series B Convertible Preferred Stock are or may be entitled to assert dissenters’ rights in connection with the reincorporation merger (Proposal 2) and the reverse stock split

(Proposal 3), in each case pursuant to Article 113 of the Colorado Business Corporation Act. A copy of this article is attached hereto as Exhibit D in accordance with Section 7-113-201 of the Colorado Business Corporation Act.

•	Voting of Shares Held in “Street Name” (See page 1): Your broker will not be permitted, without your instructions, to vote your shares held in street name on Proposals 1, 2, 3 and 5. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, will have the same effect as a vote against the reincorporation proposal. Because Proposal 4 is deemed “routine,” your broker will be permitted to vote your shares held in street name on Proposal 4.

•	Tax Effects of the Reincorporation (See pages 30 - 31): We believe that the reincorporation will be tax-free to our shareholders and you will be entitled to the same aggregate basis in the shares of Cytodyn Delaware as the aggregate basis you have in the Colorado Common Stock. Everyone’s tax situation is different and you should consult with your personal tax advisor regarding the tax effects of the reincorporation.

•	Changes in Shareholder Rights (See pages 22 - 30): After completion of the reincorporation merger, the rights of all shareholders will be governed by Delaware law and by the CytoDyn Delaware certificate of incorporation and bylaws. The most significant changes in shareholders’ rights before and after the reincorporation are discussed in detail in “Proposal 2—Reincorporation In Delaware—Comparison of Shareholder Rights Before and After the Reincorporation” on pages 22 - 30.

•	Whom You Should Call with Questions: If you have further questions, you may contact our proxy solicitor, Alliance Advisors LLC. at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Banks and Brokers Call: (973) 873-7721

PROPOSAL 1—ELECTION OF DIRECTORS

The directors will be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their successors are elected and qualify. Our Articles of Incorporation and Bylaws authorize the Board to set the number of positions on the Board within a range of one to nine. By resolution adopted on July 6, 2015, the Board set the number of positions on the Board at seven. During periods between annual shareholder meetings, vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next annual meeting of shareholders and when a successor is duly elected and qualifies.

The seven nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. In accordance with the Company’s Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or from any individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

The Board recommends that shareholders vote FOR each of the nominees named below to serve as a director. If for some unforeseen reason a nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The following table sets forth information with respect to each person nominated for election as a director, including their current principal occupation or employment and age as of July 1, 2015.

Name	Age	Principal Occupation
Nader Z. Pourhassan, Ph.D.	52	President and Chief Executive Officer of the Company
Denis R. Burger, Ph.D.	72	Retired Chief Executive Officer of AVI Biopharma Inc.
Anthony D. Caracciolo	60	Retired Senior Vice President of Gilead Sciences, Inc.
Carl C. Dockery	52	President, Alpha Advisors, LLC
Gregory A. Gould	49	Chief Financial Officer, Treasurer, and Corporate Secretary of Ampio Pharmaceuticals, Inc.
A. Bruce Montgomery, M.D.	62	Chief Executive Officer of Cardeas Pharma Corporation
Jordan G. Naydenov	54	Vice President and Treasurer of Milara, Inc., a provider of stencil and screen printing systems

S. Michael Nobel, Ph.D., a director of the Company since December 2012, elected not to stand for re-election as a director of the Company and as of the date of our Annual Meeting, Dr. Nobel will cease serving as a director of the Company.

The experience, qualifications, attributes and skills of each nominee, including his business experience during the past five years, are described below.

Nader Z. Pourhassan, Ph.D. Dr. Pourhassan was appointed President and Chief Executive Officer of CytoDyn in December 2012, following his service as interim President and Chief Executive Officer for the preceding three months. On September 24, 2012, the Board appointed Dr. Pourhassan as a director. Dr. Pourhassan was employed by the Company as its Chief Operating Officer from May 2008 until June 30, 2011, at which time Dr. Pourhassan accepted a position as the Company’s Managing Director of Business Development. Before joining the Company, Dr. Pourhassan was an instructor of college-level engineering at The Center for Advanced Learning, a charter school in Gresham, Oregon, from June 2005 through December 2007. Dr. Pourhassan immigrated to the United States in 1977 and became a U.S. citizen in 1991. He received his B.S. degree from Utah State University in 1985, his M.S. degree from Brigham Young University in 1990 and his Ph.D. from the University of Utah in 1998, in each case in Mechanical Engineering. Dr. Pourhassan brings to the Board his deep knowledge of the Company’s operations and industry. He also contributes his business, leadership and management experience.

On May 3, 2006, in Superior Court of Washington for Clark County Case No. 204227D, Dr. Pourhassan was convicted of a domestic violence court order violation. Dr. Pourhassan pled guilty to violation of the provisions of a protection order by contacting his former spouse via email with communications intended for his son. Dr. Pourhassan performed community service, paid a fine of $100, served 24 months of probation and was ordered to comply with the protection order.

Denis R. Burger, Ph.D. Dr. Burger has been a director since February 2014. Consideration of his nomination was recommended to the Nominating and Governance Committee by the Company’s Chief Executive Officer. He is also currently a director of Aptose Biosciences Inc., a cancer therapeutics, NASDAQ-listed company, and serves on its audit committee. Dr. Burger co-founded Trinity Biotech PLC, a NASDAQ-listed diagnostic company, in June 1992, served as its Chairman from June 1992 to May 1995, and is currently lead independent director. Until March 2007, he was Chairman and Chief Executive Officer of AVI Biopharma Inc. (now Sarepta Therapeutics, Inc.), a NASDAQ listed RNA therapeutics company. He was also a co-founder of Epitope Inc. (now Orasure Technologies Inc., NASDAQ listed), serving as its Chairman from 1981 to 1990. Dr. Burger previously held a professorship in the Department of Microbiology and Immunology and Surgery (Surgical Oncology) at the Oregon Health and Sciences University in Portland. Dr. Burger received his undergraduate degree in Bacteriology and Immunology from the University of California, Berkeley and his Master of Science and Ph.D. degrees in Microbiology and Immunology from the University of Arizona. Dr. Burger brings significant biotechnology company experience and operational expertise to our Board, as well as a local presence for in person consultations with management.

Anthony D. Caracciolo. Mr. Caracciolo has served as Chairman of the Board of the Company since June 2013 and is also chair of the Compensation Committee. In December 2011, the Board appointed Mr. Caracciolo as a director. Mr. Caracciolo has over 30 years of experience in the pharmaceutical sciences industry. He was formerly employed at Gilead Sciences, Inc. (“Gilead”), a publicly held, research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need, from 1997 until retiring in October 2010. During his tenure, Mr. Caracciolo served as Senior Vice President, Manufacturing and Operations and was a senior member of Gilead’s executive committee, which was responsible for the strategic and operational direction of Gilead. During Mr. Caracciolo’s tenure at Gilead, Gilead grew from 300 employees to approximately 4,000 worldwide, with commercial activities in 38 countries. In addition, Gilead’s sales rose from $200 million to over $7 billion. While at Gilead, Mr. Caracciolo was responsible for directing operational and strategic initiatives for two manufacturing sites, development of a portfolio of contract manufacturing organizations, production of over 50 percent of Gilead’s commercial products, information technology, compliance assurance associated with aseptic processing, product development, optimization, technology transfers, and supervision of over 600 employees at six global locations. Prior to Gilead, Mr. Caracciolo was Vice President of Operations for Bausch and Lomb’s pharmaceutical division. Before joining Bausch and Lomb, he held various management positions at Sterling Drug for over 13 years. Mr. Caracciolo received a B.S. degree in Pharmaceutical Science from St. John’s University in 1978. Mr. Caracciolo brings to the Board an understanding of the Company’s operational issues and extensive experience in management and the biotech industry.

Carl C. Dockery. Mr. Dockery has been a director of the Company since September 2014. Mr. Dockery is a financial executive with over 20 years of experience as an executive in the insurance and reinsurance industry and more recently in 2006 as the founder and president of a registered investment advisory firm, Alpha Advisors, LLC. Mr. Dockery’s 20-year career as an insurance executive began in 1988 as an officer and director of two related and closely held insurance companies, including serving as secretary of Crossroads Insurance Co. Ltd. of Bermuda and as vice president of Gulf Insurance Co. Ltd. of Grand Cayman. Familiar with the London reinsurance market, in the 1990s, Mr. Dockery worked at Lloyd’s and the London Underwriting Centre brokering various types of reinsurance placements. Mr. Dockery graduated from Southeastern University with a Bachelor of Arts in Humanities. Mr. Dockery’s background in finance and understanding of the capital markets is an asset to our Company.

Gregory A. Gould. Mr. Gould currently serves as Chair of the Audit Committee and previously served as CytoDyn’s Chairman of the Board from July 2012 until June 2013. He has been a director since March 2006. Mr. Gould has served as Chief Financial Officer, Treasurer, and Corporate Secretary of Ampio Pharmaceuticals, Inc. (NYSE MKT: AMPE), a clinical stage pharmaceutical company, since June 2014. Prior to joining Ampio, he provided financial and operational consulting services to the biotech industry through his consulting company, Gould LLC, from April 2012 until June 2014. Mr. Gould was Chief Financial Officer, Treasurer and Secretary of SeraCare Life Sciences, Inc., a provider of biopharmaceutical products and services to the global life sciences industry, from November 2006 until the company was sold to Linden Capital Partners in April 2012. During the period from July 2011 until April 2012, Mr. Gould also served as the Interim President and Chief Executive Officer of SeraCare. Mr. Gould has held several other executive positions at publicly traded life sciences companies, including as Chief Financial Officer of Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery, and Colorado MedTech, Inc., a medical device design and manufacturing company. Mr. Gould was instrumental in the negotiation and sale of Atrix to QLT, Inc., for over $855 million and the prior sale of Colorado MedTech to KRG. While with Atrix, he also played a critical role in the management of several licensing agreements, including a global licensing agreement with Sanofi-Synthelabo. Mr. Gould began his career as an auditor with Arthur Andersen, LLP. Mr. Gould graduated from the University of Colorado with a BS in Business Administration and is a Certified Public Accountant. He brings biotech and public company M&A experience, as well as financial expertise, to the Board through his professional experience.

A. Bruce Montgomery, M.D. Dr. Montgomery was appointed as a director of the Company in September 2013. Dr. Montgomery is a prominent biotech entrepreneur with an extensive background in product development and clinical studies. He is currently the Chief Executive Officer of Cardeas Pharma Corporation, a biotechnology firm focused on treatment of multidrug resistant bacteria causing pneumonia in patients on ventilation. Before joining Cardeas Pharma Corporation in 2010, Dr. Montgomery founded and was the Chief Executive Officer of Corus Pharma, Inc., a development stage pharmaceutical company, from 2001 until 2006. In 2006, Gilead acquired Corus Pharma, Inc., and Dr. Montgomery continued at Gilead, serving as Senior Vice President, Respiratory Therapeutics, from 2006 until 2010. He previously held positions in clinical development with PathoGenesis Corporation and Genentech. Dr. Montgomery is a director of Alder BioPharmaceuticals, Inc., a NASDAQ listed company, and a Trustee for the Washington State Life Sciences Discovery Fund. He has previously served on the boards of ZymoGenetics, Inc., a NASDAQ listed company until its acquisition in 2010, Pacific Science Center, and the Washington Biotechnology & Biomedical Association. Dr. Montgomery received a B.S. degree in chemistry and his M.D. from the University of Washington, and completed his residency in Internal Medicine at the University of Washington and fellowships at the University of Washington and the University of California, San Francisco. Dr. Montgomery brings extensive pharmaceutical research, development, and patent experience to the Board, as well as his skills in fundraising and as a serial entrepreneur.

Jordan G. Naydenov. Mr. Naydenov has been a director of the Company since June 2009. Mr. Naydenov immigrated to the U.S. in 1982 from Bulgaria where he was a competitive gymnast. Mr. Naydenov purchased a gymnasium, Naydenov Gymnastics, which he built into a successful business and sold in 2005. Since 2001, he has served as Vice President and a director of Milara, Inc., and since 2006 he has served as Treasurer of Milara, Inc., and a director of Milara International. Milara Inc. and Milara International are leading providers of stencil and screen printing systems for the surface mount and semiconductor industries. Mr. Naydenov brings leadership skills and significant management experience to the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held 20 meetings in fiscal 2015. During fiscal 2015, each current director attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he served during his tenure on such committee or the Board.

Board Leadership Structure

The Board believes that the Board leadership structure, which reflects the separation of the Chairman and Chief Executive Officer positions, serves the best interests of the Company and its shareholders by giving an independent director a direct and significant role in establishing priorities and the strategic direction and oversight of the Company. The Board believes that the manner in which it oversees risk management at the Company has not affected its leadership structure.

The Board’s Role in Risk Oversight

The Company’s management is responsible for identifying, assessing and managing the material risks facing the Company. The Board generally oversees risk management practices and processes and, either as a whole or through the Audit Committee and other board committees, periodically discusses with management strategic and financial risks associated with the Company’s operations, their potential impact on the Company, and the steps taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk and discusses with management and the Company’s independent registered public accounting firm the Company’s policies and practices with respect to risk and particular areas of risk exposure. The Nominating and Governance Committee oversees recruitment of potential director nominees and succession planning for the Company’s executive positions. The Compensation Committee monitors the Company’s incentive compensation programs to assure that management is not encouraged to take actions involving excessive risk.

Code of Ethics

We have adopted a Code of Ethics for our executive officers (the Chief Executive Officer and Chief Financial Officer), as well as a Code of Business Conduct and an Insider Trading Policy for the Company. Copies of these governing documents, as well as the committee charters described below, are available on our website at www.cytodyn.com.

Director Independence

In determining director independence, we use the definition of independence in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market (the “NASDAQ Rules”). The Board has determined that Messrs. Caracciolo, Dockery, Gould, and Naydenov and Dr. Montgomery are independent under the NASDAQ Rules in that each is not, and has not been, an executive officer or employee and does not otherwise have a relationship which, in the opinion of the Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

In considering Mr. Naydenov’s independence, the Board considered his investments in one of our three-year convertible promissory notes in the principal amount of $1,000,000 bearing interest at an annual rate of 5% and a one-year promissory note in the principal amount of $500,000 bearing interest at an annual rate of 15%. The $500,000 note was repaid in full at maturity in April 2014 and the $1,000,000 note was converted into shares of common stock in November 2014 pursuant to an offer extended to all similar noteholders to induce conversion of their promissory notes.

Prior to Dr. Burger’s election as a director on February 7, 2014, the Board initially determined that he was independent under the NASDAQ Rules, and he was appointed to the Compensation Committee and the Nominating and Governance Committee. However, the Board later requested that Dr. Burger resign from all Board committees in connection with its approval of a consulting arrangement in late February 2014. Under his consulting agreement, Dr. Burger provides advice to our executive management team regarding strategic and operational issues, including during regular in-person meetings, and receives $10,000 per month in cash for his services.

In considering Mr. Dockery’s independence, the Board considered Alpha Venture Capital Partners, L.P.’s investments in our two-year convertible promissory notes in the principal amount of $2,000,000 bearing interest at an annual rate of 5%, and a short term promissory note in the principal amount of $1,500,000 bearing interest at a monthly rate of 1.2%. Alpha Advisors, LLC, of which Mr. Dockery is president, is the investment advisor to Alpha Venture Capital Partners.

We are not a “listed issuer” as that term is used in Regulation S-K Item 407 adopted by the Securities and Exchange Commission (the “SEC”).

Audit Committee

Our Audit Committee Charter was adopted by the Board of Directors and became effective on November 2, 2011. The primary role of the Audit Committee is to oversee the financial reporting and disclosure process. The Audit Committee is responsible for overseeing the work done by our independent auditors and reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our financial reporting process, the annual audited financial statements, and the results of the annual audit. The Audit Committee held five meetings during fiscal 2015 to review our financial statements with the auditors following the end of each fiscal quarter prior to their inclusion in reports filed with the SEC.

The Audit Committee is presently composed of Mr. Gould (chair), Mr. Caracciolo and Dr. Montgomery. Mr. Gould is a “financial expert” as defined in Regulation S-K Item 407(d)(5)(ii) adopted by the SEC. During fiscal 2015, Mr. Caracciolo, Mr. Gould and Dr. Montgomery also met the additional independence and experience requirements of the SEC applicable specifically to members of the Audit Committee.

Compensation Committee

Our Compensation Committee Charter was adopted by the Board in October 2012 and was updated on May 29, 2014. The Compensation Committee reviews and approves our overall compensation philosophy and determines base salaries and other forms of compensation to be paid to executive officers, including decisions as to cash incentive compensation, grants of options and other stock-based awards. The Compensation Committee is also responsible for making recommendations to the Board with respect to new compensation plans, including incentive compensation plans and equity-based plans. The Compensation Committee held three meetings during fiscal 2015. The current members of the Compensation Committee are Messrs. Caracciolo (chair), Dockery and Gould, and Dr. Nobel.

Nominating and Governance Committee

Our Nominating and Governance Committee Charter was adopted by the Board on October 26, 2012. The Nominating and Governance Committee identifies individuals qualified to become members of the Board, makes recommendations to the Board with regard to the size and composition of the Board and Board committees, and evaluates the Board and its members. The Nominating and Governance Committee also assists the Board in developing succession and continuity plans for principal officer positions. The current members of the Nominating and Governance Committee are Drs. Nobel (chair) and Montgomery, and Messrs. Caracciolo, Dockery, Gould, and Naydenov. The Nominating and Governance Committee met twice during fiscal 2015.

The Nominating and Governance Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the committee will consider:

•	Demonstration of ethical behavior;

•	Positions of leadership that demonstrate the ability to exercise sound judgment in a wide variety of matters;

•	The candidate’s ability to commit sufficient time to the position;

•	The candidate’s understanding of our business and operations; and

•	The need to satisfy independence requirements relating to Board composition.

The Nominating and Governance Committee relies on its annual evaluations of the Board in determining whether to recommend nomination of current directors for re-election. The Nominating and Governance Committee has not hired a third-party search firm to date, but has the authority to do so if it deems such action to be appropriate. It does not have a policy in place for considering diversity in identifying nominees for director.

The Nominating and Governance Committee will consider director candidates recommended by shareholders for nomination in the same manner as other director candidates presented to the committee. Shareholders wishing to submit a candidate for consideration should do so by sending the candidate’s name, biographical information, business and educational experience, and qualifications, as well as the candidate’s signed written consent to be considered as a nominee and agreement to serve as a director if nominated and elected, to: Nominating and Governance Committee Chair, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Our Audit, Compensation and Nominating and Governance Committee charters can be found on our website at www.cytodyn.com.

RELATED PERSON TRANSACTIONS

During the fiscal year ended May 31, 2014, Mr. Naydenov continued to hold two promissory notes issued by us. A three-year convertible promissory note was issued to Mr. Naydenov in the principal amount of $1,000,000 on October 16, 2012, in exchange for a cash payment of that amount and bears interest at a 5% annual rate. In conjunction with the note, warrants to purchase 1,333,333 shares of Common Stock at an exercise price of $2.00 per share and an expiration date of October 16, 2014 were issued to Mr. Naydenov. In April 2013, Mr. Naydenov was also issued a one-year term note in the principal amount of $500,000 bearing interest at an annual rate of 15%, which was repaid at maturity on April 11, 2014. We issued 150,000 shares of common stock to Mr. Naydenov in payment of the accrued interest, based on a value of $0.50 per share, as provided by the terms of the note. In November 2014, Mr. Naydenov converted his $1,000,000 promissory note into 1,333,333 shares of common stock in response to an offer extended to all holders of three-year term convertible promissory notes, which was intended to induce conversion of their promissory notes.

The Company issued on September 26, 2014, a two-year term unsecured convertible promissory note (the “AVCP Note”) in the aggregate principal amount of $2,000,000 to Alpha Venture Capital Partners, L.P. (“AVCP”). The AVCP Note bears interest at the annual rate of 5%. The principal balance of the AVCP Note is due and payable in full on September 26, 2016, subject to acceleration of payment in the event of default. The principal amount of the Note plus unpaid accrued interest is convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The conversion price is subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a price per share that is 10% below the lowest sale price that is below $.9444 per share, for shares of CytoDyn common stock sold in future securities offerings, including sales to AVCP.

The Company issued on February 6, 2015, a short-term unsecured convertible promissory note (the “Note”, and with the AVCP Note, the “Notes”) in the aggregate principal amount of $1,500,000 to AVCP, an affiliate of Alpha Venture Capital Management, LLC. The principal amount of the Note plus unpaid accrued interest is convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The Note bears simple interest of 1.2% per month, payable at maturity on August 5, 2015. The conversion price is subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a price per share that is 10% below the lowest sale price that is below $.9444 per share, for shares of CytoDyn common stock sold in future securities offerings, including sales to AVCP.

In connection with the two AVCP Notes, the Company issued warrants to AVCP covering 250,000 and 75,000 shares of the Company’s common stock exercisable at a price of $0.50 per share on September 26, 2014 and February 6, 2015, respectively. The warrants are currently exercisable in full, include a cashless exercise feature, and will expire on December 31, 2019 and February 28, 2020, respectively.

As a result of the Company’s completion in May 2015 of a private placement of $4 million of short-term convertible notes that are convertible for less than $.9444 per share, the conversion rate of the two AVCP Notes was reduced from $1.00 per share to $0.675 per share.

On June 23, 2015, the Company, AVCP and Alpha Venture Capital Management, LLC (“AVCM”) entered into a Debt Conversion and Termination Agreement, pursuant to which (i) AVCP agreed to convert the $3,535,627.15 in aggregate indebtedness owed to AVCP as of June 23, 2015 under the Notes in exchange for 5,237,966 shares of Common Stock; (ii) subject to such conversion, the Company agreed to issue to AVCP an additional five-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.675 per share and (iii) subject to AVCP’s receipt of such shares of Common Stock and warrant, the parties agreed to terminate certain subscription and investor rights agreements among them and discharge each other from all claims and obligations relating to the Notes and /or such agreements.

Mr. Dockery is President of Alpha Advisors, LLC, the investment advisor to AVCP.

On October 23, 2013, we completed a private placement of Units at an offering price of $1.30 per Unit. Each Unit consists of two shares of Common Stock, plus a five-year warrant to purchase one additional share of Common Stock at an exercise price of $0.75 per share. Units were purchased by 5% holders as follows:

Name	Number of Units
Alpha Ventures Capital Partners, LP	1,047,850
C. David Callaham	52,393

On June 11, 2015, Anthony Caracciolo was granted an option to purchase 250,000 shares of Common Stock at an exercise price of $0.97 per share. The option is fully exercisable and terminates on June 11, 2020.

COMPENSATION OF DIRECTORS

During fiscal 2015, each director who was not an employee of the Company was entitled to receive: (i) $25,000 in annual compensation; (ii) additional annual cash retainers for committee chairs and committee members ranging from $2,500 to $15,000; (iii) an additional cash retainer of $15,000 for the Chairman of the Board; and (iv) an annual grant on June 1, 2014, of a non-qualified stock option covering 50,000 shares of Common Stock vesting in four equal quarterly installments.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal 2015.

Name	Cash Fees	Stock Options,(2)	All Other Compensation(3)	Total
Denis R. Burger	$25,000	$53,994	$95,000	$173,994
Anthony D. Caracciolo	57,500	16,675	—	74,175
Gregory A. Gould	50,000	16,675	—	66,675
A. Bruce Montgomery	32,500	16,675	—	49,175
Jordan G. Naydenov	27,500	16,675	—	44,175
S. Michael Nobel	37,500	16,675	—	54,175
Carl C. Dockery	19,918	13,711	—	33,628

(1)	Represents aggregate grant date fair value of options granted during fiscal 2015 pursuant to Black-Scholes valuation model.
(2)	Total number of shares covered by stock options held by each non-employee director at May 31, 2015, were as follows:

No. of Shares
Denis R. Burger	165,616
Anthony D. Caracciolo	236,543
Gregory A. Gould	275,000
A. Bruce Montgomery	83,836
Jordan G. Naydenov	175,000
S. Michael Nobel	111,645
Carl C. Dockery	33,973

(3)	Represents consulting fees in a monthly amount of $5,000 from June, 2014 to October 2014, increased to $10,000 a month during November 2014 to May 2015. The stock options include an award covering 100,000 shares of common stock relating to the consulting services.

EXECUTIVE OFFICERS OF THE COMPANY

In addition to Dr. Pourhassan, whose background appears under “Proposal 1—Election of Directors,” Michael D. Mulholland, age 63, is an executive officer of the Company. The Board appointed Mr. Mulholland as the Company’s Chief Financial Officer, Treasurer, and Corporate Secretary on December 13, 2012. Mr. Mulholland provides CytoDyn with more than 25 years of senior level financial leadership for public companies in the business services, retail and manufacturing industries. His broad experience includes strategic planning, corporate finance, including raising debt and equity capital, acquisitions, corporate restructurings, SEC reporting, risk management, investor relations and corporate governance matters. Mr. Mulholland has also collaborated with a leading European scientific inventor and IP counsel in connection with the evaluation of the patentability of certain biological compounds for potential applications to improve human health and the preparation of the related patent filings. Most recently, from 2011 to 2012, he served as Chief Financial Officer of Nautilus, Inc., a NYSE-listed developer and marketer of fitness equipment. He previously was Co-Chief Financial Officer of Corporation Management Advisors, Inc., a private holding company, of various businesses and investments, including a majority interest in a publicly held manufacturing company from 2010 to 2011; Vice President of Finance of Gevity HR, Inc., a former Nasdaq-listed professional employer organization, from 2008 to 2009; Chief Financial Officer and Secretary of Barrett Business Services, Inc., a Nasdaq-listed business services firm, from 1994 to 2008; and Executive Vice President, Chief Financial Officer and Secretary of Sprouse-Reitz Stores Inc., a former publicly held retail company, from 1988 to 1994. He began his career with Deloitte & Touche LLP. Mr. Mulholland received a B.S. degree in accounting and an M.B.A. in finance from the University of Oregon. He is a certified public accountant.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Nader Z. Pourhassan,	2015	300,000	210,000	96,406	9,000	615,406
President and Chief Executive Officer (1)	2014	265,000	100,000	72,659	9,863	447,522

Michael D. Mulholland,	2015	239,583	101,823	72,304	7,188	420,898
Chief Financial Officer (2)	2014	225,000	92,500	54,494	8,063	380,057

(1)	Dr. Pourhassan served as the Company’s Chief Operating Officer until June 30, 2011, when he ceased to be an executive officer and accepted a position as the Company’s Managing Director of Business Development. Dr. Pourhassan was appointed interim President and Chief Executive Officer on September 10, 2012, and President and Chief Executive Officer in December 2012.
(2)	Mr. Mulholland was appointed as the Company’s Chief Financial Officer effective December 13, 2012.
(3)	Bonuses with respect to fiscal 2015 performance have not yet been paid. The timing of such bonus payments, as well as whether the bonuses will be paid one-half in cash and one-half in equity or all in cash, will be determined by the Compensation Committee in light of the Company’s future liquidity position. One-half of bonuses for fiscal 2014 were paid in cash shortly following fiscal year-end; the balance was paid on October 11, 2014.
(4)	Option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 5 “Stock Options and Warrants” in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, to which reference is hereby made.
(5)	“All Other Compensation” represents the Company’s contributions to the CytoDyn Inc. 401(k) Profit Sharing Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options awarded to each of our named executive officers as of May 31, 2015. No stock awards were outstanding at May 31, 2015.

Name	Number of securities underlying unexercised options/ exercisable	Number of securities underlying unexercised options/ unexercisable	Option exercise price ($)	Option expiration date
Nader Z. Pourhassan (1)	125,000	—	$1.80	10/10/2015
	487,750	31,250	$2.00	07/31/2016
	54,545	—	$2.75	03/23/2017
	400,000	200,000	$0.80	05/31/2018
	66,667	133,333	$0.64	05/29/2019
Michael D. Mulholland (2)	66,667	33,333	$1.40	12/13/2017
	200,000	100,000	$0.80	05/31/2018
	50,000	100,000	$0.64	05/29/2019

(1)	Options expiring in 2015 vested in full on October 10, 2013. Options expiring in 2016 vest as follows: 125,000 shares on July 31, 2012; 125,000 shares on July 31, 2013, and 31,250 shares quarterly through July 31, 2015. Options expiring in 2018 vest in three equal annual installments beginning on May 31, 2014. Options expiring in 2019 vest in three equal annual installments beginning on May 29, 2015. In connection with fiscal 2015 performance, an option covering 200,000 shares with an exercise price of $0.90 per share was granted on June 30, 2015.

(2)	Options expiring in 2017 vest in three equal annual installments beginning December 13, 2013. Options expiring in 2018 vest in three equal annual installments beginning May 31, 2014. Options expiring in 2019 vest in three equal annual installments beginning on May 29, 2015. In connection with fiscal 2015 performance, an option covering 150,000 shares with an exercise price of $0.90 per share was granted on June 30, 2015.

The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under our existing equity compensation plans as of May 31, 2015.

Equity Compensation Plan Information
Plan Category	(1) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	4,486,158	$1.27	2,754,930

Equity compensation plans not approved by security holders (2)	1,425,802	$1.22	—

Total	5,911,960	$1.26	2,754,930

(1)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to its 2004 Stock Incentive Plan and 2012 Equity Incentive Plan.
(2)	Represents outstanding stock options and warrants issued by the Company as consideration for (i) services in connection with previous private placements of the Company’s debt and equity securities, (ii) certain consulting or advisory services provided to the Company by independent contractors, and (iii) the release of certain claims relating to services provided or alleged to have been provided to the Company, as well as outstanding stock options granted prior to the adoption or outside of the provisions of the 2004 Stock Incentive Plan to certain of the Company’s current or former employees and directors as compensation for their services.

ADDITIONAL COMPENSATION INFORMATION

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, we adopted a profit sharing plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all of our employees. We make a “safe harbor” contribution in cash, not to exceed 3 percent of the participant’s total compensation. We do not have any other defined benefit pension plan, profit sharing or retirement plan.

Employment Agreement

On January 6, 2015, the Company entered into employment agreements with Dr. Pourhassan and Mr. Mulholland (together, the “Employment Agreements”). The Employment Agreements provide for indefinite terms of employment, until terminated by either party pursuant to the terms of the Employment Agreements.

The Employment Agreements provide for (i) an annual base salary of $325,000 for Dr. Pourhassan and $250,000 for Mr. Mulholland, (ii) a target annual bonus payable in cash or, at the discretion of the Board, 50% in cash and in 50% in stock of the Company, for Dr. Pourhassan equal to one-hundred percent (100%) of base salary and fifty percent (50%) for Mr. Mulholland, subject to achievement of certain performance objectives, and (iii) an annual supplemental bonus for Dr. Pourhassan, subject to the sole discretion of the Board, in an amount to be determined by the Board.

Payments upon Termination of Employment or Change in Control

In the event the Company terminates either Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of twelve months of base salary (except that such amount shall not be payable if, as of the effective time of Dr. Pourhassan’s or Mr. Mulholland’s termination, as applicable, the Board determines either that the Company has less than $4.0 million in cash-on-hand, or that the net worth of the Company, defined as the total assets of the Company less the total liabilities of the Company, is less than $5.0 million), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

In the event the Company terminates Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, or Dr. Pourhassan or Mr. Mulholland resigns for good reason, as defined in the Employment Agreements, within twelve months following a change in control, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of eighteen months of base salary (in lieu of, and not in addition to, the twelve months’ base salary that may be payable upon a termination without cause not within twelve months following a change in control), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

Employee stock options granted after December 1, 2012, vest in full automatically when a change in control occurs; employee stock options granted before December 1, 2012, will vest in full if the Compensation Committee so decides on or before the date a change in control occurs.

STOCK OWNERSHIP BY PRINCIPAL SHAREHOLDERS

AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth the beneficial ownership of our Common Stock as of June 30, 2015, by (i) each person or entity who is known by us to own beneficially more than 5 percent of the outstanding shares of Common Stock, (ii) each of our directors and nominees, (iii) each of our executive officers, and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Total (2)(3)
Owners of more than 5 percent:
Alpha Venture Capital Partners, L.P.	9,893,832	(4)	13.6
Jordan G. Naydenov	4,284,742	(5)	6.1
C. David Callaham	3,789,472	(6)	5.3

Directors and Executive Officers:
Carl C. Dockery	9,893,832	(4)	13.6
Jordan G. Naydenov	4,284,742	(5)	6.1
Nader Z. Pourhassan	1,550,768	(7)	2.2
Anthony D. Caracciolo	561,179	(8)	*
Gregory A. Gould	306,676	(9)	*
Michael D. Mulholland	342,710	(10)	*
S. Michael Nobel	129,770	(11)	*
A. Bruce Montgomery	96,336	(12)	*
Denis R. Burger	62,500	(12)	*
All Current Directors and Executive Officers as a Group (9 persons)	17,228,513		22.9

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.
(2)	Shares of common stock subject to options, warrants or other convertible securities that are exercisable or convertible currently or within 60 days of June 30, 2015, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(3)	Percentages are based on 70,142,332 shares of common stock outstanding.
(4)	Carl C. Dockery, as the manager of the General Partner of Alpha Venture Capital Partners, LP, has voting and dispositive power over these shares, which include (i) 230,769 shares of common stock directly held by Alpha Ventures Capital Fund, L.P.; (ii) 7,243,740 shares of common stock directly held by Alpha Ventures Capital Partners, L.P.; (iii) warrants held by Alpha Ventures Capital Fund, L.P. that are exercisable for 115,385 shares of common stock; (iv) warrants held by Alpha Ventures Capital Partners, L.P. that are exercisable for 2,257,465 shares of common stock; and (v) 46,473 shares of common stock subject to options held by Carl C. Dockery.
(5)	Includes: (i) 4,097,242 shares of common stock directly held by Mr. Naydenov; and (ii) 187,000 shares of common stock subject to options.
(6)	Includes: (i) 2,196,139 shares of common stock directly held by Mr. Callaham and his wife; (ii) 50,000 shares of common stock subject to options held by Mr. Callaham; (iii) 60,000 shares of Series B Convertible Preferred Stock held by Mr. Callaham that are convertible into 600,000 shares of common stock; and (iv) warrants held by Mr. Callaham that are exercisable for 1,483,333 shares of common stock.
(7)	Includes: (i) 60,056 shares of common stock directly held by Dr. Pourhassan; (ii) 375,000 shares of common stock beneficially owned by Dr. Pourhassan’s wife; (iii) 750 shares of common stock held in a retirement portfolio; and (iv) 1,114,962 shares of common stock subject to options held by Dr. Pourhassan.

(8)	Includes: 62,136 shares of common stock directly held by Mr. Caracciolo; and 499,043 shares of common stock subject to options.
(9)	Includes: 19,176 shares of common stock directly held by Mr. Gould; and 287,500 shares of common stock subject to options.
(10)	Includes: 26,043 shares of common stock directly held by Mr. Mulholland; and 316,667 shares of common stock subject to options.
(11)	Includes: 5,625 shares of common stock directly held by Dr. Nobel; and 124,145 shares of common stock subject to options.
(12)	Represents shares of common stock subject to options.

PROPOSAL 2

REINCORPORATION IN DELAWARE

The Board of Directors is recommending that shareholders approve reincorporating the Company in Delaware. The Board of Directors believes reincorporation in Delaware affords increased flexibility under the General Corporation Law of the State of Delaware (the “DGCL”). The reincorporation will not result in any change in the Company’s name, headquarters, business, management, employees, assets, liabilities or net worth. However, we believe it will be beneficial to the Company and its shareholders in the long run to obtain the benefits of Delaware’s comprehensive, widely used and extensively interpreted corporate law.

To reincorporate in Delaware, the Board of Directors has created a wholly-owned subsidiary in Delaware (“CytoDyn Delaware”) which will be merged with the Company, with CytoDyn Delaware being the survivor of the merger. The certificate of incorporation of CytoDyn Delaware, as filed with the Secretary of State of Delaware, and the bylaws of CytoDyn Delaware will become the certificate of incorporation and bylaws of the surviving company. Pursuant to the DGCL, the Company has prepared an Agreement and Plan of Merger for the merger (the “Merger Agreement”) and after approval by shareholders, must file a Certificate of Merger of Foreign Corporation into a Domestic Corporation with Delaware’s Secretary of State. CytoDyn Delaware must also file a Statement of Foreign Entity Authority with the Secretary of State of Delaware pursuant to the DGCL. The Board of Directors has approved the Merger Agreement and the filing of the Certificate of Merger. A copy of the Merger Agreement is attached hereto as Exhibit A. If you approve the proposal to reincorporate in Delaware, you will also be approving the attached Merger Agreement. Under the Colorado Business Corporation Act (the “CBCA”), the Company will be required to file a Statement of Merger with Colorado’s Secretary of State. Pursuant to the filings of these documents, the Company will no longer be incorporated in Colorado, but rather in Delaware.

If this Proposal 2 is approved, then the state of incorporation, the amount of authorized capital and certain terms of the Company’s Articles of Incorporation and Bylaws will change as described herein. Additionally, once the state of incorporation is changed, Delaware Law, rather than Colorado Law, will control and govern the Company’s corporate affairs. Upon completion of the merger, the rights of the shareholders of the Company will be governed by the DGCL and the certificate of incorporation and bylaws of the Delaware incorporated company (the “Delaware Charter” and the “Delaware Bylaws,” respectively). The Delaware Charter and Delaware Bylaws are attached hereto as Exhibit B and Exhibit C, respectively. We expect that the reincorporation will be tax-free to you for U.S. federal income tax purposes. Upon completion of the reincorporation, your shares of common stock will continue to trade on the Over the Counter Bulletin Board under the symbol “CYDY.” If this Proposal 2 is not approved, the reincorporation merger will not be consummated and CytoDyn will continue to operate as a corporation incorporated in Colorado.

Historically, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are updated and revised regularly in response to the legal and business needs of corporations organized under its laws. Because of these efforts, many corporations initially choose Delaware for their domicile or subsequently reincorporate there in a manner similar to that proposed by the Company. Because of Delaware’s preeminence as the state of incorporation for many major corporations, both Delaware’s legislature and its courts have demonstrated an ability and willingness to act quickly to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law, establishing public policies with respect to corporate legal affairs. Delaware has a more highly developed body of corporate case law than does Colorado, and this case law advantage gives Delaware corporate law an added measure of predictability that is useful in a judicial system based largely on precedent. These factors often provide the directors and management of Delaware corporations with greater certainty and predictability in managing the affairs of the corporation.

The Board of Directors believes that reincorporation from Colorado to Delaware will enhance the Company’s ability to raise capital, seek partnerships and complete certain types of other transactions. Additionally, reincorporating from Colorado to Delaware may make it easier to attract future board members since such candidates should already be familiar with Delaware corporate law.

CYTODYN DELAWARE

CytoDyn Delaware, our wholly owned subsidiary, was incorporated under the DGCL on January 12, 2015 under the name “CytoDyn Inc.,” exclusively for the purpose of merging with the Company. The address and phone number of CytoDyn Delaware’s principal office are the same as those of the Company. Prior to the reincorporation merger, CytoDyn Delaware will have no material assets or liabilities and will not have carried on any business.

Upon completion of the reincorporation merger, the rights of the stockholders of CytoDyn Delaware will be governed by the DGCL and the Delaware Charter and the Delaware Bylaws.

THE MERGER AGREEMENT

The Merger Agreement provides that the Company will merge with and into CytoDyn Delaware, with CytoDyn Delaware being the surviving corporation. Pursuant to the Merger Agreement, CytoDyn Delaware will assume all assets and liabilities of the Company, including obligations under our outstanding indebtedness and contracts. Our existing board of directors and officers will become the board of directors and officers of CytoDyn Delaware for identical terms of office. Our existing subsidiaries will become the subsidiaries of CytoDyn Delaware.

If approved by the requisite vote of shareholders, it is anticipated that the reincorporation merger, and consequently the reincorporation, will become effective at the time set forth in each of the Statement of Merger to be filed with the Secretary of State of Colorado (together with the Merger Agreement) in accordance with the CBCA and the Certificate of Merger to be filed with the Secretary of State of Delaware in accordance with the DGCL. However, the Merger Agreement may be terminated and abandoned by action of the board of directors of the Company at any time prior to the effective time of the reincorporation merger, whether before or after shareholder approval, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the reincorporation merger would be inadvisable or not in the best interests of the Company and its shareholders.

At the effective time of the reincorporation merger, each outstanding share of Colorado Common Stock, no par value, automatically will be converted into one share of Common Stock, par value $0.001, of CytoDyn Delaware (“Delaware Common Stock”), and each outstanding share of Colorado Series B Convertible Preferred Stock automatically will be converted into one share of Series B Convertible Preferred Stock, par value $0.001, of CytoDyn Delaware (“Delaware Series B Convertible Preferred Stock”). You will not have to exchange your existing stock certificates of the Company for stock certificates of CytoDyn Delaware. However, after consummation of the reincorporation merger, any shareholder desiring a new form of stock certificate may submit the existing stock certificate to CytoDyn Delaware’s transfer agent for cancellation, and obtain a new Delaware form of certificate.

At the effective time of the merger, the Delaware Common Stock will be listed for trading on the OTC Markets and the Colorado Common Stock will cease to be listed on the OTC Markets.

The Merger Agreement was unanimously approved by the board of directors of the Company and the board of directors of CytoDyn Delaware and subsequently was adopted by the Company, as the sole stockholder of CytoDyn Delaware. Approval of the reincorporation proposal (which constitutes approval of the Merger Agreement) requires the affirmative vote of the holders of a majority of all the votes entitled to be cast on the proposal.

In addition, the current Board of Directors of CytoDyn Delaware and the Company, as the sole stockholder of CytoDyn Delaware, have approved a reverse stock split of CytoDyn Delaware with the same possible ratios as the reverse stock split described in Proposal 3 of this proxy statement with respect to the Colorado corporation. Accordingly, following the reincorporation merger, the Board of Directors of CytoDyn Delaware will have the flexibility to effectuate such a reverse stock split after the reincorporation merger and prior to August 27, 2016 if the Board believes such a reverse stock split would be in the best interests of CytoDyn Delaware and its stockholders. The Board’s determination as to whether a reverse stock split of the outstanding shares of CytoDyn Delaware will be effected and, if so, at what ratio, will be based on the same factors as those described in Proposal 3.

COMPARISON OF SHAREHOLDER RIGHTS BEFORE AND AFTER THE REINCORPORATION

Because of differences between the laws of Colorado and Delaware, the reincorporation will effect some changes in your rights as Company shareholders. Summarized below are the most significant differences between shareholder rights before and after the reincorporation.

Changes from Colorado Law to Delaware Law

Set forth below is a table summarizing the material differences in the rights of the shareholders of the Company before and after the Merger is effective as a result of the differences between the CBCA and the DGCL. This chart does not address each difference between the CBCA and the DGCL, but focuses on some of those differences which the Company believes are most relevant to the existing shareholders. This chart is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to the CBCA and the DGCL.

Provision	CBCA	DGCL
Special Meetings of Shareholders/Stockholders	Under the CBCA, a special meeting of shareholders shall be held if: (i) called by the board of directors or any person authorized by the bylaws or a resolution of the board of directors to call such a meeting; or (ii) if the corporation receives one or more written demands for a special meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the special meeting.	Under the DGCL, a special meeting of stockholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The DGCL does not require a corporation to call a special meeting at the request of stockholders.

Corporate Action without a Shareholder/Stockholder Meeting	The CBCA provides that, unless the articles of incorporation require such action be taken at a shareholder meeting or expressly authorize that such action can be taken by less than unanimous written consent, any action required or permitted to be taken at a shareholder meeting may be taken without a meeting if all of the shareholders entitled to vote consent to such action in writing.	Unless otherwise provided in the certificate of incorporation, the DGCL permits corporate action to be taken without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken.

Provision	CBCA	DGCL
Amendment or Repeal of the Articles of Incorporation or the Certificate of Incorporation	Under the CBCA, amendments to the articles of incorporation, other than ministerial amendments authorized by the board of directors without shareholder action, may be proposed by the board of directors or by the holders of shares representing at least 10% of all of the shares entitled to vote upon the amendment. The board of directors must recommend the amendment to the shareholders unless the amendment is proposed by the shareholders or the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.	Under the DGCL, stockholders are not entitled to enact an amendment to the certificate of incorporation without appropriate action taken by the board of directors. Amendments to the certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders. Certain ministerial amendments may be made solely by the board of directors without a meeting or vote of stockholders.

Amendment or Repeal of Bylaws	Under the CBCA, shareholders may amend a corporation’s bylaws. Unless otherwise specified in the corporation’s articles of incorporation, directors also are permitted to amend the bylaws, other than bylaws establishing greater quorums or voting requirements for shareholders or directors, unless prohibited by the bylaws. Directors may not amend the bylaws to change the quorum or voting requirements for shareholders, and directors may amend the bylaws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.	Under the DGCL, stockholders entitled to vote have the power to adopt, amend or repeal bylaws; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that this power has been conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

Number of Directors	Under the CBCA, a board of directors shall consist of 1 or more members, with the number of directors stated or fixed in accordance with the corporation’s bylaws.	The DGCL permits the number of directors to be specified in either the corporation’s bylaws or the corporation’s certificate of incorporation. If the number of directors is specified in the corporation’s certificate of incorporation, a change in the number of directors may be made only by amendment of the certificate of incorporation.

Provision	CBCA	DGCL
Removal of Directors	Under the CBCA, one or more directors may be removed from office by the shareholders with or without cause, unless a corporation’s articles of incorporation provide that directors may be removed only for cause, and only if the number of votes cast in favor of removal exceeds the number of votes cast against removal. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director.	Under the DGCL, one or more directors serving on a non-classified board may be removed, with or without cause, by the holders of a majority of the corporation’s outstanding shares entitled to vote at an election of directors.

Vacancies on the Board of Directors	Under the CBCA, unless otherwise provided in the articles of incorporation, any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or the board of directors, except that if the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of the remaining directors.	Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, any vacancy on the board of directors, including any vacancy resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, stockholders may fill the vacancy only if (1) the corporation has no directors then in office, or (2)(i) at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase) and (ii) the Delaware Chancery Court, upon application of stockholders holding at least 10% of a corporation’s outstanding voting shares, orders an election to fill any such position.

Declaration and Payment of Dividends	Under the CBCA, except as otherwise provided in the articles of incorporation, a board of directors may authorize and the corporation may make distributions to its shareholders, including distributions on shares that are partially paid. However, no distribution may be made if, after giving effect to such distribution: (i) the corporation	The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the

Provision	CBCA	DGCL
would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation specifically permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

The term “capital” means the aggregate par value of all outstanding shares of capital stock and the term “surplus” means the excess of fair value of net assets over the amount of capital.

Taxes and Fees	There is no franchise tax in Colorado.	Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $180,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation.

Business Combination Statute	The CBCA does not contain any business combination provisions.	Section 203 of the DGCL provides for a three-year moratorium on certain business transactions with “interested stockholders” (Generally, persons who beneficially own 15% or more of the Company’s outstanding voting stock).

Changes to Charter Document

Set forth below is a table summarizing the material differences in the rights of the shareholders of the Company before and after the Merger is effective, as a result of the differences between the Colorado Articles of Incorporation (the “Colorado Charter”) and the Delaware Charter. This chart does not address each difference between the Colorado Charter and the Delaware Charter, but focuses on some of those differences which the Company believes are most relevant to the existing shareholders.

Provision	Colorado Charter	Delaware Charter
Capitalization	The number of shares of all classes of capital stock which the Company is authorized to issue is 200,000,000 shares of common stock, no par value per share, and 5,000,000 shares of non-voting preferred stock, of which 400,000 shares have been authorized as Series B Convertible Preferred Stock.	The total number of shares of all classes of capital stock which the Company is authorized to issue is 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of non-voting preferred stock, of which 400,000 shares have been authorized as Series B Convertible Preferred Stock.

Number of Directors	The number of directors shall be fixed by the bylaws.	The number of directors shall be fixed from time to time solely and exclusively by resolution duly adopted by the board of directors.

Newly Created Directorships and Vacancies; Removal of Directors; Election of Directors	Not addressed. This issue is governed by the Colorado Bylaws.	Newly created directorships resulting from any increase in the number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the board of directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office. Subject to the rights of the holders of shares of preferred stock then outstanding, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. Elections of directors need not be by written ballot unless otherwise provided in the Delaware bylaws.

Shareholder Vote	Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the Company and entitled to vote. In	Each holder of record of common stock, as such, shall have one vote for each share of common stock which is outstanding in his, her or its

Provision	Colorado Charter	Delaware Charter
	addition, cumulative voting is not authorized.	name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by the DGCL, holders of common stock shall not be entitled to vote on any amendment to the Delaware Charter (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Delaware Charter (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL. Except as otherwise required by law, holders of any series of preferred stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by the Delaware Charter (including any certificate of designation relating to such series of preferred stock).

Shareholder/Stockholder Action by Written Consent	Not addressed. This issue is governed by the Colorado Bylaws.	Any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of stockholders at which a quorum is present and acting throughout and may not be taken or effected by a written consent of stockholders in lieu thereof, provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Provision	Colorado Charter	Delaware Charter
Amendment to Articles of Incorporation/Certificate of Incorporation	Not addressed. This issue is governed by the Colorado Bylaws.	The Company may amend, alter, change or repeal any provision contained in the Delaware Charter, in the manner now or hereafter prescribed by the Delaware Charter and the DGCL. In addition to any other vote required by the DGCL or the Delaware Charter, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, shall be required to amend or repeal any provision of Article V (Stockholder Action), Article VI (Directors), Article VII (Limitation on Liability), Article VIII (Amendment of By-Laws) or Article IX (Amendment of Certificate of Incorporation) of the Delaware Charter.

Changes to Bylaws

Set forth below is a table summarizing the material differences in the rights of the shareholders of the Company before and after the Merger is effective, as a result of the differences between the Colorado bylaws (the “Colorado Bylaws”) and the Delaware bylaws (the “Delaware Bylaws”). This chart does not address each difference between the Colorado Bylaws and the Delaware Bylaws, but focuses on some of those differences which the Company believes are most relevant to the existing shareholders.

Provision	Colorado Bylaws	Delaware Bylaws
Record Date	The board may fix a record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or to receive distributions or share dividends, that is not more than seventy (70) days prior to the meeting date. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is given to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be.	The board may fix a record date, in the case of the determination of stockholders entitled to notice of any meeting of stockholders, which unless otherwise required by law, shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the board determines otherwise, such date shall also be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. In the case of the determination of stockholders entitled to receive

Provision	Colorado Bylaws	Delaware Bylaws
payment of any dividend or other distribution or allotment of any rights, the board of directors may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto.

Notice of a Meeting	Written notice of a meeting of shareholders shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that, if the number of authorized shares is to be increased, at least thirty (30) days’ notice shall be given.	Written notice of a meeting of stockholders shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting

Number of Directors	The number of directors shall be no less than one (1) and no more than nine (9), and shall be fixed from time to time by the board of directors.	The number of directors of the Company shall be fixed solely and exclusively by resolution duly adopted from time to time by the board of directors.

Action by Written Consent	Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent (or counterparts thereof) in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board may be taken without a meeting if a consent (or counterparts thereof) in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.	Except as otherwise provided in the Delaware Charter, any action required or permitted to be taken by the stockholders of the Company must be effected only at a duly called annual meeting or special meeting of stockholders of the Company and may not be effected by written consent.

Shareholder/Stockholder Vote	Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional	A majority in voting power of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders.

Provision	Colorado Bylaws	Delaware Bylaws
	vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Colorado Charter as permitted by the CBCA. In the election of directors, each record holder of stock entitled to vote at such election shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote. Cumulative voting shall not be allowed.	Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Company as of the record date, unless otherwise provided by the DGCL or by the Delaware Charter.

Amendment and Repeal of the Bylaws	The board of directors shall have power, to the maximum extent permitted by the CBCA, to make, amend and repeal the bylaws of the Company at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The shareholders shall also have the power to make, amend or repeal the bylaws of the Company at any annual meeting or any special meeting called for that purpose.	Except as provided otherwise by law, the Delaware Bylaws may be amended or repealed by the affirmative vote of the majority of the board of directors. The Delaware Bylaws may be amended or repealed at any annual meeting, or special meeting of stockholders called for such purpose in accordance with the Delaware Bylaws, by the affirmative vote of holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Delaware Charter or other applicable law.

A vote in favor of this proposal is a vote to approve the Merger Agreement described above and therefore the reincorporation merger. A vote in favor of the reincorporation proposal is also effectively a vote in favor of the Delaware Charter and the Delaware Bylaws.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion addresses the material federal income tax consequences of the reincorporation that are applicable to holders of shares of the Company’s common stock. The discussion does not deal with all federal income tax consequences that may be relevant to a particular holder of shares of common stock, or any foreign, state or local tax considerations. Accordingly, holders of Common Stock are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of the reincorporation.

The following discussion is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Company has not and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the reincorporation.

The Company believes that reincorporating the Company from Colorado to Delaware will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by the holders of shares of common stock upon consummation of reincorporating; (ii) the aggregate tax basis of shares of common stock after reincorporation will be the same as the aggregate tax basis of shares of common stock before the reincorporation; and (iii) the holding period of the shares of common will include the period for which the shares were held prior to the reincorporation.

OTHER INFORMATION

At the effective time of reincorporation, your shares of common stock will become an equivalent number of shares of common stock incorporated in Delaware and will continue to be listed for trading on the Over the Counter Bulletin Board under the symbol “CYDY.” The shares will automatically convert into shares incorporated in Delaware. You will not have to exchange your existing stock certificates.

The Board of Directors intends that the reincorporation occur as soon as practicable following the Annual Meeting. Once this proposal is approved, the Board of Directors will file the necessary documents with the Secretary of State of Colorado and Delaware to effectuate this transaction.

ACCOUNTING TREATMENT OF THE REINCORPORATION MERGER

The reincorporation merger will be accounted for as a reverse merger whereby, for accounting purposes, the Company will be considered the accounting acquiror and CytoDyn Delaware will be treated as the successor to the historical operations of the Company. Accordingly, the historical financial statements of the Company, which previously have been reported to the Commission on Forms 10-K and 10-Q, among others, as of and for all periods through the date of this proxy statement, will be treated as the financial statements of CytoDyn Delaware.

REGULATORY APPROVAL

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the reincorporation merger will be the filing of the Statement of Merger (including the Merger Agreement) with the Secretary of State of Colorado and the filing of the Certificate of Merger with the Secretary of State of Delaware.

APPROVAL REQUIRED

Pursuant to the Colorado Revised Statutes, Proposal 2 must be approved by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the proposal.

DISSENTERS’ RIGHTS

The holders of the Company’s Common Stock as well as the holders of the Company’s Series B Convertible Preferred Stock are entitled to assert dissenters’ rights in connection with Proposal 2 pursuant to Article 113 (“Article 113”) of the CBCA. A copy of Article 113 is attached hereto as Exhibit D in accordance with Section 7-113-201 of the CBCA. The holders of the shares of CytoDyn Delaware are entitled to dissenters’ rights under Delaware law in connection with the reincorporation. The sole shareholder of CytoDyn Delaware does not intend to exercise such rights.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE COMPANY TO REINCORPORATE IN DELAWARE.

PROPOSAL 3

APPROVAL OF A REVERSE STOCK SPLIT

General

The Board believes it is in the best interests of the Company and its shareholders to authorize a reverse stock split of the Company’s outstanding Common Stock. If the proposal to reincorporate in Delaware is not approved, then this proposal to approve a reverse stock split, if approved at the Annual Meeting, will become effective upon a subsequent resolution of the Board to effect the reverse stock split. If the proposal to reincorporate in Delaware is approved, then the Board may not need to act on this proposal.

The Board is asking shareholders to approve a reverse split of the Company’s Common Stock and grant to the Board the authority to set the ratio for the reverse split at either one-for-two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven or one-for-eight (the “Reverse Stock Split”), or not to complete the Reverse Stock Split, as determined in the discretion of the Board at any time before August 27, 2016. If the proposal is approved by shareholders, our Board will have authority to effect the Reserve Stock Split if and at such time as it determines to be appropriate. The principal effect of the Reverse Stock Split would be to decrease the outstanding number of shares of Common Stock, while maintaining the authorized number of shares at its current level.

The Board is asking that shareholders approve a range of exchange ratios for the Reverse Stock Split because it is not possible at this time to predict market conditions at the time the split would be implemented. If shareholders approve the proposal for the Reverse Stock Split at the Annual Meeting, the Board will be authorized to implement a reverse stock split at a ratio of any whole number between one-for-two and one-for-eight, or to abandon the split, as determined at the discretion of the Board. The Board will set the ratio for the Reverse Stock Split or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time the reverse split is to be implemented or abandoned.

To implement the Reverse Stock Split, the Company would, at a meeting of the Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split, and the number of issued and outstanding shares of Common Stock would thereby be reduced by a ratio of one share for every two, three, four, five, six, seven or eight shares outstanding, depending on the ratio chosen by the Board. The Company’s Articles of Incorporation will not be amended in connection with the Reverse Stock Split, and the relative voting and other rights that accompany shares of Common Stock will not be affected by the Reverse Stock Split.

Shareholders generally do not have the statutory right to dissent and obtain an appraisal of their shares under Colorado law or under the Company’s Articles or Bylaws in connection with the proposal to approve the Reverse Stock Split, except that a shareholder may be entitled to dissent and obtain payment of the fair value of the shareholder’s shares if (i) the Reverse Stock Split reduces the number of shares owned by the shareholder to a fraction of a share, and (ii) the Company takes certain other actions with respect to the fractional share, including issuing cash in lieu of the fractional share. Accordingly, the holders of the Common Stock as well as the holders of the Series B Convertible Preferred Stock are or may be entitled to assert dissenters’ rights in connection with Proposal 3 pursuant to Article 113 of the CBCA. A copy of Article 113 is attached hereto as Exhibit D in accordance with Section 7-113-201 of the CBCA.

Purpose

The Board is proposing the Reverse Stock Split in an effort to decrease the number of shares of Common Stock outstanding and increase the market price of its shares. The Board is also seeking to reduce certain administrative burdens and costs relating to the large number of shares that are currently issued and outstanding.

Among the factors considered by the Board in reaching its decision to recommend the Reverse Stock Split, the Board considered the potential effects of having stock that trades at a low price; our closing stock price on July 6, 2015, was $0.87 per share. For example, certain brokerage firms have internal practices and policies that discourage individual brokers from dealing in stocks trading below a particular dollar level. Further, since the brokerage commissions on stock with a low trading price generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in stocks with a low trading price pay transaction costs (commissions, markups, or markdowns) at a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock. The Board also believes that certain institutional investors, such as mutual funds or pension plans, have policies or procedures that discourage or prohibit acquisitions of shares priced at less than $5.00 per share, making our shares less attractive. Each of these factors could weaken the market for the Company’s Common Stock.

The SEC has also adopted rules governing “penny stock” that impose additional burdens on broker-dealers trading in stock priced at or below $5.00 per share, unless listed on certain securities exchanges. The Board believes that the Reverse Stock Split will enhance the Company’s ability to obtain an initial listing on a national securities exchange and thereby avoid classification of the Common Stock as penny stock under the SEC’s rules. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of the Common Stock should, absent other factors, increase the per share market price of the Common Stock, although the Company cannot provide any assurance that the minimum bid price would continue to be achieved following any Reverse Stock Split.

Reducing the number of outstanding shares of Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of Common Stock. However, other factors, such as financial results and market conditions, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of Common Stock will increase proportionately following the Reverse Stock Split, or that the market price of Common Stock will not decrease in the future. Accordingly, the total market capitalization of Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Additionally, if implemented, the Reverse Stock Split may result in some shareholders owning “odd-lots” of less than 100 shares of Common Stock, particularly as the ratio for the Reverse Stock Split increases. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The Board will not decrease the authorized Common Stock in connection with the Reverse Stock Split, which will result in a significant increase in the availability of authorized shares of Common Stock. Any additional Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of our debt into equity, stock options or other corporate purposes, and any such issuances may be dilutive to current shareholders.

Other than as disclosed in this proxy statement, the Company has no other specific plans, arrangements or understandings regarding the issuance of shares of Common Stock that may become available for issuance as a result of implementation of the Reverse Stock Split if Proposal 3 is approved by the Company’s shareholders at the Annual Meeting.

Effects of the Reverse Stock Split

To implement the Reverse Stock Split, the Company would, at a meeting of the Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split. Upon such resolution and without further action on the part of the Company’s shareholders, the shares of Common Stock held by shareholders of record as of the effective time of such resolution would be converted into the number of shares of Common Stock (the “New Common Stock”) calculated based on the reverse split ratio determined and approved by the Board pursuant to such resolution. We will issue cash in lieu of any fractional shares left after the Reverse Stock Split has been effected.

For example, if a shareholder presently holds 100 shares of Common Stock, he or she would hold 50 shares following a one-for-two split, 33 shares following a one-for-three split, 25 shares following a one-for-four split, 20 shares following a one-for-five split, 16 shares following a one-for-six split, 14 shares following a one-for-seven split, or 12 shares following a one-for-eight split. No fractional shares or scrip would be issued. Each shareholder who would otherwise be entitled to a fraction of a share would receive a cash payment for such share based on the average closing price of a share of Common Stock on the OTCQB of the OTC Markets marketplace or other securities trading market on which it is traded for the five trading days immediately preceding the effective date of the Reverse Stock Split.

All outstanding stock options, warrants and convertible securities will be adjusted to reduce the number of shares to be issued upon exercise or conversion of such options, warrants or convertible securities, and increase the exercise or conversion price thereof, proportionately. Accordingly, following the Reverse Stock Split, the outstanding Series B Convertible Preferred Stock will be convertible into a proportionately fewer number of shares of Common Stock. Also, the Company has a total of 5,000,000 shares authorized for issuance under its 2012 Equity Incentive Plan (the “Plan”), of which 1,754,930 shares remain available for grant. When the reverse split becomes effective, the number of shares reserved for issuance under the Plan will be proportionately decreased as well.

As of the record date for the Annual Meeting, there were approximately 275 holders of record of the Company’s Common Stock (although there are significantly more beneficial holders). The Company does not expect the Reverse Stock Split to result in a significant reduction in the number of record holders.

Board Discretion to Implement the Reverse Stock Split

If this proposal is approved by the shareholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and its shareholders. The Board’s determination as to whether the Reverse Stock Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, and the likely effect on the market price of our Common Stock. If the Board determines to effect the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time, the effect of a particular ratio on the market for our Common Stock, and the recent trading history of the Common Stock. As described above, if the proposal to reincorporate in Delaware is approved at the Annual Meeting, the Board may not need to act on this proposal.

Exchange of Stock Certificates; Fractional Shares

As soon as practicable after the effective time of the Reverse Stock Split, the Company, or its transfer agent, will send a letter to each shareholder of record for use in transmitting certificates representing shares of Common Stock (“Old Certificates”) to the Company’s transfer agent, Computershare (the “Exchange Agent”). The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock and a cash payment in lieu of any fractional share. No new certificates will be issued to a shareholder until such Old Certificates are surrendered, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

Shareholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding stock certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. All expenses of the exchange of certificates will be borne by the Company.

We intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial or “street name” holders. However, these banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares. Shareholders holding shares of Common Stock with a bank, broker or other nominee should contact their bank, broker or other nominee with any questions in this regard.

Federal Income Tax Consequences

The Company believes that the Reverse Stock Split will qualify as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code, in which case a shareholder of the Company who exchanges Common Stock solely for New Common Stock should recognize no gain or loss for federal income tax purposes. A shareholder’s aggregate tax basis in his or her shares of New Common Stock received from the Company should remain the same, as should the holding period for the shares, provided all such Common Stock is held as a capital asset. Shareholders who receive cash in lieu of a fractional share will realize capital gain (or loss) in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional share surrendered, unless the transaction is deemed to be equivalent to a dividend.

This summary is based on federal income tax laws as currently in effect and as presently interpreted and is provided for general information only. This summary is not intended as tax advice to any particular person and does not address any consequences of the Reverse Stock Split under state, local and foreign tax laws. We encourage you to consult your own tax advisor regarding the specific tax consequences of the Reverse Stock Split to you.

Approval Required

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, shares that abstain from voting on this proposal, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that shareholders vote FOR the proposal to approve a reverse stock split at a ratio of any whole number between one-for-two and one-for-eight, as determined by the Board, at any time before August 27, 2016, if and as determined by the Board.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Warren Averett, LLC as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending May 31, 2016. Although the selection of independent auditors is not required to be submitted to a shareholder vote by the Company’s governance documents or applicable law, the Board has decided to ask the shareholders to ratify the selection. If the shareholders do not approve the selection of Warren Averett, the Audit Committee will reconsider its selection.

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, shares that abstain from voting on this proposal, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that shareholders vote FOR ratification of the selection of Warren Averett, LLC as the Company’s independent registered public accounting firm for fiscal 2016.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) included a provision that requires public companies to hold an advisory shareholder vote to approve or disapprove the compensation of their named executive officers. The Dodd-Frank Act also included a provision providing shareholders of a public company the opportunity to vote, on an advisory basis, on how frequently they would like the company to hold an advisory vote on the compensation of executive officers. At the 2013 annual meeting, the Company’s shareholders approved the Board’s recommendation that an advisory vote on executive compensation be conducted annually. Accordingly, we are conducting an advisory vote to approve the compensation of the Company’s executive officers again this year.

A detailed description of the compensation paid to our executive officers is included in this proxy statement under the heading “Executive Compensation” in accordance with the SEC’s rules.

The Company’s philosophy is that executive compensation should align with shareholders’ interests, without encouraging excessive and unnecessary risk. During fiscal 2015, the main components of executive compensation, as shown in the Summary Compensation Table in this proxy statement, included (i) base salary, (ii) bonus based on the Compensation Committee’s assessment of each executive officer’s performance in achieving corporate and individual goals, and (iii) employee stock options. This vote is intended to consider the overall compensation of our executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that you vote, on an advisory basis, FOR the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above-referenced disclosures appear under the heading “Executive Compensation” in this proxy statement.

The above resolution will be deemed to be approved if the votes cast in favor of Proposal 5 exceed the votes cast against it at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and beneficial owners of more than 10 percent of our Common Stock (a “10% Stockholder”) to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on a review of those reports, all Section 16 reporting persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended May 31, 2015, except that (i) Denis R. Burger, a director of the Company, filed late a Form 4 to report an option grant on November 3, 2014; and (ii) Carl C. Dockery, a director of the Company and a 10% Stockholder, filed a late Form 4 relating to both the issuance of a convertible note and warrant to a fund controlled by Mr. Dockery on February 6, 2015, and the issuance to such fund of shares of common stock as interest payments on such convertible note on May 5, 2015 and June 5, 2015 (the “Interest Payments”). In addition, the investment advisor of Mr. Dockery’s fund (of which he is the sole member) filed late a Form 3 to reflect the issuance of such convertible note and warrant, and a Form 4 to report the Interest Payments.

MATTERS RELATING TO OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Warren Averett, LLC (“Warren Averett”) was the Company’s independent registered public accounting firm with respect to its audited financial statements for the fiscal year ended May 31, 2015. Representatives of Warren Averett are not expected to be present at the Annual Meeting.

Board of Directors Pre-Approval Process, Policies and Procedures

The Audit Committee pre-approves all engagements for audit and non-audit services provided by the Company’s independent registered public accounting firm. Warren Averett performed its audit procedures in accordance with our Audit Committee’s policies and procedures. Warren Averett informed our Audit Committee of the scope and nature of each service provided. No services were provided by Warren Averett during fiscal 2014 or fiscal 2015 other than audit, review, or attest services.

Fees Paid to Principal Independent Registered Public Accounting Firm

The aggregate fees billed during the fiscal years ended May 31, 2015 and 2014 for professional services rendered by Warren Averett for: (1) Audit Fees (the audit of the financial statements included in our annual reports on Form 10-K and for the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q) were approximately $124,000 and $114,000, respectively; (2) Audit-Related Fees (review of the Company’s Registration Statements on Form S-1 and related accountants’ consent) were $2,200 and $2,500, respectively; and (3) income tax compliance, including tax return preparation fees of $27,000 in fiscal 2015; no such fees were paid in fiscal 2014.

AUDIT COMMITTEE REPORT

The Audit Committee met with management and the Company’s independent auditors, Warren Averett, to review the Company’s accounting functions and the audit process and to review and discuss the audited financial statements for the fiscal year ended May 31, 2015. The Audit Committee discussed and reviewed with Warren Averett the matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communications with Audit Committees.” Warren Averett has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Gregory A. Gould (Chair), Anthony D. Caracciolo, and A. Bruce Montgomery

OTHER MATTERS

Management is not aware of any matters to be brought before the Annual Meeting other than those discussed above. However, if any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter pursuant to the discretionary authority given in the proxy.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Communications by shareholders to the Board should be submitted in writing to Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2016

In order to be eligible for inclusion in the proxy materials of the Company for the 2016 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received by March 24, 2016. Any such proposal should comply with the SEC’s rules governing shareholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. In addition, if the Company receives notice of a shareholder proposal after June 7, 2016, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $[7,000], plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

July 22, 2015	CYTODYN INC.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Banks and Brokers Call: (973) 873-7721

Exhibit A

AGREEMENT AND PLAN OF MERGER

of

CYTODYN INC.

a Colorado Corporation

with and into

CYTODYN INC.

a Delaware Corporation

AGREEMENT AND PLAN OF MERGER, dated as of the 6th day of July, 2015 by and between CytoDyn Inc., a corporation organized under the laws of the State of Colorado (“CytoDyn CO”), and CytoDyn Inc. a wholly-owned subsidiary of CytoDyn CO organized under the laws of the State of Delaware (“Merger Corp.”). The two corporations are hereinafter sometimes called the “Constituent Corporations”.

WITNESSETH

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable and generally to the welfare and in the best interests of the Constituent Corporations that CytoDyn CO be merged with and into Merger Corp. under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the Colorado Business Corporation Act (“CBCA”) and the General Corporation Law of the State of Delaware (“DGCL”) in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

NOW THEREFORE, the Constituent Corporations, parties to this Agreement and Plan of Merger, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of such merger and mode of carrying the same into effect as follows:

FIRST: CytoDyn CO shall merge with and into its wholly-owned subsidiary, Merger Corp., and Merger Corp. shall succeed to the assets of CytoDyn CO and assume the liabilities and obligations of CytoDyn CO (the “Merger”). A Certificate of Merger of Foreign Corporation into a Domestic Corporation (the “Delaware Certificate”) will be duly prepared and executed by CytoDyn CO and Merger Corp. and thereafter delivered to the Secretary of State of the State of Delaware for filing in accordance with the DGCL, and a Statement of Merger (together with the Delaware Certificate, the “Certificates”) will be duly prepared and executed by CytoDyn CO and Merger Corp. and thereafter delivered to the Department of the Secretary of State of the State of Colorado for filing in accordance with the CBCA. The Merger will become effective at such time as may be set forth in the Certificates (the “Effective Time”). Following the Merger, Merger Corp. will continue as the surviving corporation of the Merger (the “Surviving Corporation”) in accordance with applicable law and the separate existence of CytoDyn CO shall cease.

SECOND: The Certificate of Incorporation of Merger Corp. will be the Certificate of Incorporation of the Surviving Corporation.

THIRD: The effect of the Merger on the capital stock of CytoDyn CO and Merger Corp. shall be as follows:

(a) At the Effective Time, the presently issued and outstanding shares of capital stock of CytoDyn CO shall be changed and converted into shares of the capital stock of the Surviving Corporation as follows: (i) each share of common stock, no par value per share, of CytoDyn CO which shall be outstanding immediately prior to the Effective Time (the “Common Stock”), and all rights in respect thereof, shall, without any further action on the part of anyone, be changed and converted into one (1) share of Common Stock, par value $0.001 per share, of the Surviving Corporation; (ii) each share of Series B Convertible Preferred Stock, no par value per share, of

CytoDyn CO which shall be outstanding immediately prior to the Effective Time (the “Series B Convertible Preferred Stock”), and all rights in respect thereof, shall, without any further action on the part of anyone, be changed and converted into one (1) share of Series B Convertible Preferred Stock, par value $0.001 per share, of the Surviving Corporation; and (iii) each option, warrant or other right which shall be outstanding immediately prior to the Effective Time and which shall evidence the right to purchase one or more shares of the Common Stock of CytoDyn CO (a “CO Derivative”), and all rights in respect thereof, shall, without any further action on the part of anyone, be changed and converted into an option, warrant or other right of the Surviving Corporation (the “Surviving Derivative”) having the same terms and conditions as the corresponding CO Derivative except that for each share of Common Stock covered by the CO Derivative, the Surviving Derivative shall provide for one share of the Common Stock of the Surviving Corporation.

(b) At the Effective Time, the shares of capital stock of Merger Corp. which shall be outstanding immediately prior to the Effective Time shall, without any further action on the part of anyone, be canceled.

(c) After the Effective Time, each holder of a certificate or certificates which theretofore represented shares of Common Stock of CytoDyn CO shall cease to have any rights as a stockholder of CytoDyn CO except the right to receive shares of Common Stock of the Surviving Corporation pursuant to subsection (a) above and except as such are expressly reserved to such stockholder by statute and each holder of a certificate or certificates which theretofore represented shares of Series B Convertible Preferred Stock of CytoDyn CO shall cease to have any rights as a stockholder of CytoDyn CO except the right to receive shares of Series B Convertible Preferred Stock of the Surviving Corporation pursuant to subsection (a) above and except as such are expressly reserved to such stockholder by statute. After the Effective Time, each holder of any outstanding certificate or certificates representing shares of Common Stock or Series B Convertible Preferred Stock of CytoDyn CO may surrender the same to the Surviving Corporation and each such holder shall be entitled upon such surrender to receive such number of shares of Common Stock or Series B Convertible Preferred Stock, as the case may be, of the Surviving Corporation as provided in subsection (a) above. The certificates representing the outstanding shares of the capital stock of CytoDyn CO to be converted into the capital stock of the Surviving Corporation, as provided herein, will, upon such surrender, be treated by the Surviving Corporation as null and void for all corporate purposes and will be deemed canceled.

FOURTH: The By-laws of Merger Corp. as they shall exist immediately prior to the Effective Time shall be and remain the By-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided or in accordance with applicable law.

FIFTH: The directors and the members of the various committees of the board of directors of CytoDyn CO at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. Subsequent elections of directors by the Surviving Corporation shall be conducted in accordance with the provisions of the Surviving Corporation’s Certificate of Incorporation and By-laws.

SIXTH: At and after the Effective Time, the officers of CytoDyn CO immediately prior to the Effective Time shall become the officers of the Surviving Corporation and shall serve in accordance with the By-laws of the Surviving Corporation.

SEVENTH: At and after the Effective Time, the Surviving Corporation shall succeed to and possess, without further act or deed, all the rights, privileges, obligations, powers and franchises, both public and private, and all of the property, real, personal and mixed, of each of the Constituent Corporations; all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions, shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations shall be as effectively the property of the Surviving Corporation as they were of either of the respective Constituent Corporations; the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; the title to any bank accounts, in either of the

Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; and the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the Constituent Corporations against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

EIGHTH: As and when requested by the Surviving Corporation or by its successors or assigns, CytoDyn CO will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of either of the Constituent Corporations acquired by the Surviving Corporation by reason or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of CytoDyn CO and the officers and directors of the Surviving Corporation are fully authorized in the name of CytoDyn CO or otherwise to take any and all such action.

NINTH: This Agreement and Plan of Merger shall be submitted to the stockholders of CytoDyn CO and Merger Corp. as and to the extent provided by applicable law. This Agreement and Plan of Merger constitutes a Plan of Reorganization under the Internal Revenue Code, Section 368, as well as a Plan of Merger, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

TENTH: All corporate acts, plans, policies, approvals and authorizations of CytoDyn CO, its stockholders, board of directors, committees elected or appointed by the board of directors, officers and agents, which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be effective and binding thereon as they were on CytoDyn CO. The employees of CytoDyn CO shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits they enjoyed as employees of CytoDyn CO.

ELEVENTH: The officers and directors of the Constituent Corporations, and from and after the Effective Time, the Surviving Corporation, shall be and hereby are authorized to execute, acknowledge and deliver all instruments and do all acts and things necessary or desirable and proper to effect the Merger and to carry out the purposes of this Agreement and Plan of Merger.

TWELFTH: THIS AGREEMENT AND PLAN OF MERGER SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement and Plan of Merger as of the date first set forth above.

CYTODYN INC. (a Delaware corporation)

By:	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan, President and CEO

CYTODYN INC. (a Colorado corporation)

By:	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan, President and CEO

Exhibit B

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

ARTICLE I

The name of the Company is CytoDyn Inc.

ARTICLE II

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is Two Hundred and Five Million (205,000,000), of which (i) Two Hundred Million (200,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate (including pursuant to any certificate of designation of any series of Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

1. Voting. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate (including any certificate of designation relating to such series of Preferred Stock).

2. Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Company legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof.

3. Liquidation. Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of Common Stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

B. PREFERRED STOCK

The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

The following is a statement of the designations, preferences, qualifications, limitations, privileges and restrictions and the special or relative rights granted to or imposed upon the shares of each class of Preferred Stock of the Corporation which has been designated as of the date hereof:

Series B Convertible Preferred Stock

The number of shares of this series of Preferred Stock shall be 400,000 shares. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of this series of Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

1. Dividend Provisions.

(a) The holders of record of the outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board of Directors, dividends at the rate of $.25 per share per annum from the date of issuance of the Series B Convertible Preferred Stock. Dividends on the Series B Convertible Preferred Stock shall be cumulative, shall accrue, whether or not declared and whether or not there are any profits, surplus or other funds or assets of the Corporation legally available therefore, and, at the Corporation’s option, at the time the shares of Series B Convertible Preferred Stock are converted into shares of the Corporation’s common stock shall either (i) be paid in cash, or (ii) be paid with restricted shares of the Corporation’s common stock. In the event the Corporation shall declare a distribution (other than any distribution described above) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Convertible Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series B Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(b) In the event that the Corporation elects to pay any dividends with shares of the Corporation’s common stock, the shares being issued for the interest will be valued at $.50 per share.

2. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series B Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $5.00 plus any accrued and unpaid dividends. If the assets and funds to be distributed among the holders of the Series B Convertible Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution shall be distributed among the holders of the Series B Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series B Convertible Preferred Stock held by them.

3. Conversion. The Series B Convertible Preferred Stock may be converted into shares of the Corporation’s Common Stock on the following terms and conditions (the “Conversion Rights”):

(a) Option to Convert. Commencing as soon as the Corporation has sufficient authorized and unissued shares of its Common Stock available for all outstanding shares of Series B Convertible Preferred Stock to be converted, holders of the Series B Convertible Preferred Stock shall have the right to convert all or a portion of their shares into shares of Common Stock at any time or from time to time upon notice to the Corporation on the terms and conditions set forth herein.

(b) Mechanics of Conversion. Upon the election of a holder of the Series B Convertible Preferred Stock to convert shares of such Preferred Stock, the holder of the shares of Series B Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his preferred stock to common stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Series B Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be a date not later than 30 days after the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

(c) Conversion Ratio. Each share of Series B Convertible Preferred Stock may be converted into ten (10) fully paid restricted shares of Common Stock (except as adjusted pursuant to paragraph 3(d) below). In the event that upon conversion of shares of Series B Convertible Preferred Stock a holder shall be entitled to a fraction of a share of Common Stock, no fractional share shall be issued and in lieu thereof the Corporation shall pay to the holder cash equal to the fair value of such fraction of a share.

(d) Adjustment of Conversion Rate. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a reverse stock split of the outstanding Common Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be proportionately adjusted as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

(e) Adjustment for Merger or Reorganization. If at any time after the issuance date there shall occur any reorganization, recapitalization, consolidation, merger or other reorganization event involving the Corporation, then following any such reorganization each share of Series B Convertible preferred Stock shall thereafter be convertible, in lieu of the shares of common stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of common stock of the Corporation issuable upon conversion of one share of Series B Convertible Preferred Stock immediately prior to such reorganization would have been entitled to receive pursuant to such transaction.

(f) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Convertible Preferred Stock against impairment.

(g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times use its best efforts to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4. Status of Converted or Reacquired Stock. In case any shares of Series B Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.

5. Voting Rights. The Series B Convertible Preferred Stock does not have any voting rights.

6. Notices. Any notice required to be given to holders of shares of Series B Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery of the aforementioned address.”

stockholders of the Company must be effected at a duly called annual or special meeting of stockholders at which a quorum is present and acting throughout and may not be taken or effected by a written consent of stockholders in lieu thereof, provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Whole Board. For purposes of this Certificate, the term “Whole Board” shall mean the total number of authorized Directors whether or not there exist any vacancies in previously authorized directorships. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Company (the “Bylaws”) shall so provide.

3. Number of Directors; Term of Office. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation of any series of Preferred Stock) and this

Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the number of Directors of the Company shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. . At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the next annual meeting of stockholders after their election.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

During any period when the holders of any series of Preferred Stock have the right to elect additional Directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of directors of the Company shall be reduced accordingly.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of Directors.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Company may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Board.

2. Amendment by Stockholders. The Bylaws of the Company may be amended or repealed by the stockholders at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the Bylaws, by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Company reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other vote required by law or this Certificate, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

ARTICLE X

EXCLUSIVE JURISDICTION

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, creditors or other constituents; (iii) any action asserting a claim against the Company or any Director or officer of the Company arising pursuant to, or a claim against the Company or any Director or officer of the Company with respect to the interpretation or application of any provision of, the DGCL, this Certificate or the Bylaws of the Company; or (iv) any action asserting a claim governed by the internal affairs doctrine in each such case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article X.

THIS CERTIFICATE OF INCORPORATION is duly executed by its incorporator this [            ] day of [                    ], 2015.

By:	/s/ Michael D. Mulholland
Name:	Michael D. Mulholland
Title:	Incorporator
1111 Main Street, Suite 660 Vancouver, Washington 98660

Exhibit C

BY-LAWS

OF

CYTODYN INC.

(the “Corporation”)

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place, if any, within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors.

SECTION 2. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this By-law as to such nomination or business. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (with the rules and regulations promulgated thereunder, the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2 of this By-law to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this By-law, for any proposal of business (other than the nomination of persons for election to the Board of Directors) to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of Article I, Section 2(a)(1) of this By-law, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this By-law and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this By-law. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s Timely Notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) provided, further, that the Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

(C) (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”), (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation and (iv) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(D) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s), including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will (i) deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and/or (ii) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination (such statement, the “Solicitation Statement”).

For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3) A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4) Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(5) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations for persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the provisions of this By-law shall be eligible for election and to serve as directors and only such business shall be conducted at a meeting as shall have been brought before the meeting in accordance with the provisions of this By-law. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this By-law. If prior to the meeting neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this By-law, the presiding officer of the meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this By-law. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this By-law, such proposal or nomination shall be disregarded and shall not be presented for action at the meeting.

(2) Except as otherwise required by any applicable law or rule or regulation promulgated under the Exchange Act, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3) Notwithstanding the foregoing provisions of this Article I, Section 2, if the proposing stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4) For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Preferred Stock as specified in the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) (including any certificate of designation relating to any series of Preferred Stock).

(6) In addition to the requirements set forth elsewhere in these By-laws, to be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to a nomination under clause (iii) of Article I, Section 2(a)(1) and under clause (ii) of Article I, Section 2(a)(5) of this By-law, such proposed nominee or a person on such proposed nominee’s behalf must deliver, in accordance with the time periods for delivery of Timely Notice under Section 2(a)(2) of Article 1 and under clause (ii) of Article I, Section 2(a)(5) of this By-law, to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

SECTION 3. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Whole Board. For purposes of these By-laws, the term “Whole Board” shall mean the total number of authorized Directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

SECTION 4. Notice of Meetings; Adjournments.

(a) A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (“DGCL”).

(b) Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c) Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(d) The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders , regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise.

(e) When any meeting is convened, the presiding officer may adjourn the meeting. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or, if after the adjournment a new record date is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 5. Quorum. A majority in voting power of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 6. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment or postponement of such meeting, but they shall not be valid after final adjournment of such meeting.

SECTION 7. Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast on such matter, except where a different vote is required by law, by the Certificate, by these By-laws, by the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, in which case, such different vote shall apply. For purposes of this Section 7, a majority of votes cast shall mean that the number of votes cast “for” a matter exceeds the number of votes cast “against” the matter (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” the matter). Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

SECTION 8. Stockholder Lists. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 8 or to vote in person or by proxy at any meeting of stockholders.

SECTION 9. Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders (referred to herein as the “presiding officer”) shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 10. Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

SECTION 11. Action Without Meeting. Except as otherwise provided in the Certificate, any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called Annual Meeting or special meeting of stockholders of the Corporation and may not be effected by written consent.

ARTICLE II

Directors

SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

SECTION 2. Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

SECTION 3. Qualification. No director need be a stockholder of the Corporation.

SECTION 4. Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.

SECTION 5. Removal. Directors may be removed from office only in the manner provided in the Certificate.

SECTION 6. Resignation. A director may resign at any time by giving written notice, or notice by electronic transmission, to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 7. Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicized among all directors.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing or by electronic transmission, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

SECTION 9. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least three (3) business days in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed, or an electronic waiver given, before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 10. Quorum. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

SECTION 11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

SECTION 12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

SECTION 13. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

SECTION 14. Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

SECTION 15. Committees. The Board of Directors may designate one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

ARTICLE III

Officers

SECTION 1. Enumeration. The officers of the Corporation shall consist of a President, a Chief Executive Officer, a Secretary, a Treasurer and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Financial Officer, and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents and Assistant Secretaries, as the Board of Directors may determine.

SECTION 2. Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Chief Executive Officer, the Secretary and the Treasurer. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

SECTION 3. Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

SECTION 4. Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 5. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 9. Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 10. Chief Executive Officer. The Chief Executive Officer shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 11. President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 12. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 13. Chief Financial Officer. The Chief Financial Officer, if one is elected, shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 14. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 15. Treasurer and Assistant Treasurers. The Treasurer shall have custody of all moneys and securities of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the officer of Treasurer, or as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Treasurer, any Assistant Treasurer may perform his or her duties and responsibilities. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 16. Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

Capital Stock

SECTION 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

SECTION 3. Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

SECTION 4. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Corporation may prescribe.

ARTICLE V

Indemnification and Advancement

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an executive officer of the Corporation or, while a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, executive officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, executive officer or trustee or in any other capacity while serving as a director, executive officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Article V, Section 1 of this By-law, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

SECTION 3. Right of Indemnitees to Bring Suit. If a claim under Article V, Section 1 or 2 of this By-law is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or if a claim for an advancement of expense is not paid in full within thirty (30) days after a statement or statements requesting such amounts to be advanced has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

SECTION 4. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and executive officers of the Corporation.

SECTION 5. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate as amended from time to time, these By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

SECTION 6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 7. Indemnity Agreements. The Corporation may enter into indemnity agreements with any director or officer of the Corporation, with any employee or agent of the Corporation as the Board of Directors may designate and with any officer, director, employee or agent of subsidiaries as the Board of Directors may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Article V, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the DGCL.

SECTION 8. Nature of Rights. The rights conferred upon Indemnitees in this Article V shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article V that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 9. Severability. If any word, clause, provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article V (including, without limitation, each portion of any section of this Article V containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article V (including, without limitation, each such portion of any section of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VI

Miscellaneous Provisions

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President, the Chief Executive Officer, the Chief Financial Officer, if one is elected, the Secretary, the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or appropriate committee of the Board may authorize.

SECTION 4. Voting of Securities. Unless the Board of Directors otherwise provides, Chairman of the Board, if one is elected, the President, the Chief Executive Officer, the Chief Financial Officer, if one is elected, the Secretary or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation. The power so conferred upon such officers or other persons shall include, without limitation, the voting of any securities of any other entity held by the Corporation, including executing and delivery written consents with respect to such securities.

SECTION 5. Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 6. Amendment of By-laws.

(a) Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the affirmative vote of the majority of the Board of Directors.

(b) Amendment by Stockholders. These By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of holders of at a majority in voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate or other applicable law.

SECTION 7. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Adopted [                    ], 2015 and effective as of [                    ], 2015.

Exhibit D

ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT

PART 1. RIGHT OF DISSENT—PAYMENT FOR SHARES

7-113-101. Definitions

For purposes of this article:

(1)	“Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4)	“Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)	“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6)	“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7)	“Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent

(1)	A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a)	Consummation of a plan of merger to which the corporation is a party if:

(I)	Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II)	The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c)	Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1);

(d)	Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2);

(e)	Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2);

(f)	An amendment, conversion, or merger described in section 7-101-504 (3); and

(g)	Consummation of a plan by which a public benefit corporation terminates public benefit corporation status by merger or conversion into a corporation that has not elected public benefit corporation status as provided in section 7-101-504 (4) or by amendment of its articles of incorporation.

(1.3)	A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares that either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or were held of record by more than two thousand shareholders, at the time of:

(a)	The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b)	The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c)	The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8)	The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a)	Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b)	Shares of any other corporation which, at the effective date of the plan of merger or share exchange, either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or will be held of record by more than two thousand shareholders;

(c)	Cash in lieu of fractional shares; or

(d)	Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2)	(Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5)	A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3)	A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4)	A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners

(1)	A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)	A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a)	The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)	The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3)	The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

7-113-201. Notice of dissenters’ rights

(1)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment

(1)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a)	Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b)	Not vote the shares in favor of the proposed corporate action.

(2)

If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3)	A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice

(1)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2)	The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a)	State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b)	State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)	Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e)	Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f)	State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g)	Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment

(1)	A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a)	Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b)	Deposit the shareholder’s certificates for certificated shares.

(2)	A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3)	Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4)	A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares

(1)	Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2)	In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment

(1)	Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2)	The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a)	The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b)	A statement of the corporation’s estimate of the fair value of the shares;

(c)	An explanation of how the interest was calculated;

(d)	A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e)	A copy of this article.

7-113-207. Failure to take action

(1)	If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)	If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

(1)

The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2)	An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer

(1)	A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a)	The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b)	The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c)	The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2)	A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

PART 3. JUDICIAL APPRAISAL OF SHARES

7-113-301. Court action

(1)	If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)	The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3)	The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4)

The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)	Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees

(1)	The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2)	The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b)	Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3)	If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

[PRELIMINARY COPY- SUBJECT TO COMPLETION]

PROXY

CYTODYN INC.

2015 ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors of CytoDyn Inc.

The undersigned hereby appoints Anthony D. Caracciolo and Nader Z. Pourhassan as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of the common stock of CytoDyn Inc. held of record by the undersigned on July 9, 2015, at the Annual Meeting of Shareholders to be held on August 27, 2015, at 1:00 p.m. Eastern Time; or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is provided, the proxies named above will vote FOR the election of all nominees for director and FOR Proposals 2, 3, 4 and 5.

The Board of Directors unanimously recommends a vote FOR each of the nominees named below and FOR Proposals 2, 3, 4 and 5.

Proposal 1: Election of Directors:

01 - Denis R. Burger Ph.D.	02 - Anthony D. Caracciolo	03 - Gregory A. Gould
04 - A. Bruce Montgomery M.D.	05 - Jordan G. Naydenov
06 - Nader Z. Pourhassan Ph.D.	07 - Carl C. Dockery

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT – To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) below.

Proposal 2: Approval of reincorporation of the Company in Delaware

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3: Approval of a reverse stock split at a ratio of any whole number between one-for-two and one-for-eight, as determined by our board of directors at any time before August 27, 2016, if and as determined by the board of directors

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4: Ratification of selection of independent registered public accounting firm

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5: Advisory vote to approve executive compensation

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the 2015 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for the meeting. Please date and sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                     , 2015

Signature	Signature, if held jointly

Please mark, sign, date and return the proxy using the enclosed envelope.